Exhibit 99.1

Know Labs Announces Racer Technology as Manufacturing Partner

Prominent Singapore Based Firm to Manufacture Know Labs UBAND Products

Seattle, WA. – May 1, 2019 – Know Labs, Inc. (OTCQB: KNWN) a provider of diagnostic solutions, today announced Racer Technology Pte. Ltd. will manufacture its wearable UBAND Calorie Counter and later its wearable UBAND Continuous Glucose Monitor (CGM). Racer Technology, a medical device and wearables manufacturer, is headquartered in Singapore with factories across Asia.

Racer Technology, led by CEO, Willy Koh, has state of the art manufacturing processes and a workforce trained in the latest manufacturing techniques. It is a valued manufacturer for many of the world’s leading producers of FDA approved medical devices and wearable products. Among Racer’s customers are several prominent companies including Philips, Proctor & Gamble, Medtronic and Boston Scientific. They were also the manufacturer of the first million Fitbit wearables.

Know Labs CEO, Phil Bosua, said of the Racer relationship, “We are very excited to have Racer as our manufacturer. We met with them at their headquarters and visited their factories in Singapore and Indonesia. Racer’s reputation for delivering top of the line products, their intense quality control along with their enthusiasm for the Know Labs product pathway make them a perfect fit for us.”

Racer CEO, Willy Koh, stated, “Know Labs is delivering the first significant technological innovation we have seen in a long time. We are eager to begin working with them to manufacture wearable products that will have a positive impact on people’s health and wellness.”

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The company’s technology directs structured light or radio waves through a substance or material to capture a unique molecular signature. The Company refers to these signatures as ChromaID™ and Bio-RFID™. ChromaID and Bio-RFID are used to identify, detect, or diagnose substance markers or biomarkers that may be invisible to the human eye. ChromaID and Bio-RFID scanner modules can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent pending, award-winning technology makes it possible to effectively conduct analyses that could only previously be performed by invasive and/or large and expensive lab-based tests. For more information on Know Labs, visit the company’s website at www.knowlabs.co

About Racer Technology Pte. Ltd.

Racer Technology is headquartered in Singapore with factories in Singapore, Indonesia and Malaysia and offices in Singapore and the USA. One of the leading medical health care manufacturers in the world, they have been the manufacturing partner of several prominent companies, including Fitbit, Proctor & Gamble, Philips, Medtronic, Boston Scientific, Medela, Applied Biosystems, among others. Racer Technology provides high quality material and uncompromising quality through a quality management system, and Good Manufacturing Practices, that comply with international standards. Quality management is maintained through advanced statistical techniques, coupled with the latest technological equipment. Racer Technology holds ISO 9001:2015, ISO 13485:2016, ISO 17712:2013, is an FDA Registered Facility, and is UL certified. Racer Technology meets international product certification compliance including FDA Classes, EU Medical Device Directive 2007/47/EC, International Standards (ISO), European Standards (IEC, EN, BS, etc.), National Standard (AAMI, ASTM, ANSI, etc.), and Safety and Conformity marks (CE, UL, CCC, IC, IECEE, etc.). Racer adheres to Factory 4.0 standards as a common practice and trains its employees on the newest advances in manufacturing operations. For more information on Racer Technology, visit the company’s website at https://www.racer.com.sg/

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2018, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Jordyn Theisen

jordyn@knowlabs.co

Ph. 1-319-321-8470